UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2018

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16600 Swingley Ridge Road,

Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2018, the Board of Directors (the “Board”) of Reinsurance Group of America, Incorporated (the “Company”) appointed John J. Gauthier and Hazel M. McNeilage to the Board, effective as of July 1, 2018, both for a term of office ending at the 2019 annual meeting, or until their successors are duly elected and qualified. The addition of Mr. Gauthier and Ms. McNeilage increases the size of the Board to eleven directors.

Mr. Gauthier, 56, has nearly 30 years of experience in the financial services and insurance industries. Most recently, he served as President of Allied World Financial Services and as Executive Vice President and Chief Investment Officer of Allied World Assurance Company Holdings, AG. Prior to his roles at Allied, Mr. Gauthier was Managing Director, Global Head of Insurance Fixed Income Asset Management at Goldman, Sachs & Co. where he was responsible for the portfolio construction and oversight of all insurance fixed income assets.

Earlier in his career, Mr. Gauthier held positions at Conning Asset Management Company, General Reinsurance/New England Asset Management and The Travelers Insurance Companies. He is a Chartered Financial Analyst and holds an MBA from the University of Pennsylvania.

In her current role, Ms. McNeilage, 60, is Managing Director, EMEA for Northern Trust Asset Management (NTAM) and is responsible for NTAM’s business across Europe, the Middle East, and Africa. Prior to her role at NTAM, she provided strategic input into asset management acquisitions and global distribution strategy for Northill Capital Partners and held positions at QIC (Brisbane, Australia), Principal Global Investors, and Towers Perrin.

Ms. McNeilage graduated from the University of Lancaster, England, is a fellow in the actuarial institutes in the U.K. and Australia, and a Board Leadership Fellow of the National Association of Corporate Directors.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2017, in which the amount involved exceeds $120,000 and in which either Mr. Gauthier or Ms. McNeilage had, or will have, a direct or indirect material interest.

There are no arrangements or understandings between Mr. Gauthier or Ms. McNeilage and any other person pursuant to which he or she was elected as a director. Mr. Gauthier and Ms. McNeilage will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Board of Directors—Director Compensation” in the Company’s proxy statement dated April 11, 2018 for its 2018 annual meeting of shareholders. Mr. Gauthier and Ms. McNeilage have not yet been named to any committees of the Board.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2018, the Board adopted and approved, effective immediately, amendments (the “Bylaw Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access.

The Bylaw Amendments added a new Article II, Section 14 that permits a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the members of the Board; provided that the shareholders and nominees satisfy the requirements specified in the Bylaws. Proxy access will first be available in connection with the Company’s 2019 annual meeting of the shareholders.

The Bylaw Amendments also include conforming, clarifying and updating changes to Article II, Section 11 related to the advance notice requirements for nominations and business proposed by shareholders at annual and special meetings of shareholders.

The foregoing description of the Bylaw Amendments is not complete and is qualified in its entirety by reference to the full text of the Bylaw Amendments, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

The Company issued a press release announcing the appointment of Mr. Gauthier and Ms. McNeilage to the Board, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the exhibit attached hereto will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Exhibit

3.1	First Amendment to the Amended and Restated Bylaws of Reinsurance Group of America, Incorporated

99.1	Press Release of Reinsurance Group of America, Incorporated dated April 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: April 23, 2018	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer